UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ARCADIA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

5956 Sherry Lane, Suite 2000

Dallas, TX 75225

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, December 19, 2025

Dear Stockholders of Arcadia Biosciences, Inc.:

We are pleased to invite you to attend our 2025 Annual Meeting of Stockholders to be held virtually on Friday, December 19, 2025 at 1:00 p.m. Central Time (the “virtual Annual Meeting”). At the virtual Annual Meeting, we will ask you to consider the following proposals:

•
To elect three (3) Class I directors;
•
To approve, on a nonbinding advisory basis, the compensation of our named executive officers;
•
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2025; and
•
To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

This year’s annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to listen to the annual meeting, submit your questions, and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RKDA2025 and entering the 16-digit control number found on the proxy card or voting instruction form.

Our Board of Directors has fixed the close of business on November 4, 2025 as the record date for the Annual Meeting. Stockholders of record as of the record date may vote at the Annual Meeting or any postponements or adjournments of the meeting. This notice of annual meeting, proxy statement, and form of proxy are being made available on or about November 19, 2025.

Your vote is important. Whether or not you plan to participate in the meeting, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

Thomas J. Schaefer
Chief Executive Officer & Corporate Secretary

Dallas, Texas
November 19, 2025

Whether or not you expect to participate in the Annual Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on December 19, 2025: This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, is available at the following website: www.proxyvote.com. In accordance with rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to the Annual Meeting. The rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our stockholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible website. Our Proxy Statement and proxy card are enclosed along with our Annual Report on Form 10-K for the year ended December 31, 2024, which is being provided as our annual report to stockholders. These materials are also available on the website: http://www.arcadiabio.com. The information on this website, other than the Proxy Statement, is not part of the Proxy Statement.

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, December 19, 2025

iii

ARCADIA BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Central Time on Friday, December 19, 2025

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2025 Annual Meeting of stockholders of Arcadia Biosciences, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the "Annual Meeting"). The Annual Meeting will be held virtually on Friday, December 19, 2025 at 1:00 p.m. Central Time. References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “Arcadia” refer to Arcadia Biosciences, Inc. The Annual Meeting can be accessed via the internet at www.virtualshareholdermeeting.com/RKDA2025 where you will be able to listen to the meeting live, submit questions, and vote online.

The Notice of Annual Meeting, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025 (the “Annual Report”), and the form of proxy are first being mailed on or about November 19, 2025 to all stockholders entitled to vote at the Annual Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT

BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD

READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q: What is included in the proxy materials?

A: The proxy materials include the Notice of Annual Meeting, this Proxy Statement, the Annual Report and the form of proxy. Our principal executive offices are located at 5956 Sherry Lane, Suite 2000, Dallas, TX 75225, and our telephone number is (214) 974-8921. We maintain a website at www.arcadiabio.com. The information on our website is not a part of this Proxy Statement.

Q: What items will be voted on at the Annual Meeting?

A: Stockholders will vote on the following items at the Annual Meeting:

•
to elect Albert D. Bolles, Kevin Comcowich and Thomas J. Schaefer as Class I directors;
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to approve, on a nonbinding advisory basis, the compensation of our named executive officers;
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to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2025; and
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to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q: How does the Board of Directors recommend I vote on these proposals?

A: The Board recommends a vote:

•
FOR the election of Albert D. Bolles, Kevin Comcowich and Thomas J. Schaefer as Class I directors;
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FOR the approval, on a nonbinding advisory basis, of the compensation of our named executive officers; and
•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2025.

Q: Why are you holding a virtual meeting and how can stockholders attend?

A: The Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxyvote.com in advance of the meeting and will available during the online meeting at www.virtualshareholdermeeting.com/RDKA2025. We have designed the Annual Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q: Who may vote at the Annual Meeting?

A: Stockholders of record as of the close of business on November 4, 2025 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 1,373,120 shares of Arcadia’s common stock issued and outstanding, held by 36 holders of record. Each share of Arcadia’s common stock is entitled to one (1) vote on each matter.

Q: What is the voting requirement to approve each of the proposals?

A: Each director is elected by a plurality of the voting power of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected as Class I directors, to serve until the 2028 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The approval of compensation of our named executive officers requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect and will not be counted towards the vote.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect and will not be counted towards the vote.

A summary of the voting provisions provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What items will be voted on at the Annual Meeting?” is as follows:

Proposal No.	Vote	Board Voting Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)
1	Election of director nominee	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact
2	Approval on a nonbinding advisory basis, the compensation of our named executive officers	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of votes cast affirmatively or negatively	No impact	No impact
3	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of votes cast affirmatively or negatively	No impact	Broker has the discretion to vote

Q: How many shares must be present or represented to conduct business at the Annual Meeting?

A: At the Annual Meeting, the presence via website or by proxy of one-third of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting via website, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q: If I am a stockholder of record, how do I vote?

A: If you are a stockholder of record, there are four ways to vote:

•
Via the Annual Meeting website. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RKDA2025. Please have your 16-digit control number to join the Annual Meeting.
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Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
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By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
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By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by December 18, 2025.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on December 18, 2025.

Q: If I am a beneficial owner of shares held in street name, how do I vote?

A: If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

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Via the Annual Meeting website. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RKDA2025. Please have the instruction form provided to you by your broker, bank, trustee, or other nominee.
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Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.
•
By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.
•
By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

Q: What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A: Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC ("Equiniti"), you are considered the stockholder of record with respect to those shares, and the Notice and proxy materials were sent directly to you by Arcadia.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A: Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors or to approve the compensation of named executive officers, which are a “non-routine” matters, absent direction from you, resulting in broker non-votes.

Q: Important Notice Regarding the Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 19, 2025. Can I access the proxy materials and annual report electronically?

A: Under the rules of the SEC, we have chosen to deliver proxy materials to stockholders under the “full set delivery option,” by providing paper copies of the Company’s full Proxy Statement and form of proxy. This Proxy Statement, the proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2024, are available on the website: http://www.arcadiabio.com. The information on this website, other than this Proxy Statement, is not part of this Proxy Statement.

Q: Can I change my vote or revoke my proxy?

A: If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Arcadia’s Corporate Secretary at Arcadia Biosciences, Inc., 5956 Sherry Lane, Suite 2000, Dallas, TX 75225 prior to your shares being voted, or (3) attending the Annual Meeting and voting via the internet. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote via website at the Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting via the internet.

Q: Can I attend the meeting in person?

A: No. This year’s annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to listen to the annual meeting, submit your questions, and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RKDA2025 and entering the 16-digit control number found on the proxy card or voting instruction form.

Q: If I submit a proxy, how will it be voted?

A: When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described above under “Can I change my vote or revoke my proxy?”

Q: How are proxies solicited for the Annual Meeting?

A: Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q: What should I do if I get more than one proxy or voting instruction card?

A: Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A: The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Arcadia stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Arcadia that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Arcadia Biosciences, Inc., 5956 Sherry Lane, Suite 2000, Dallas, TX 75225 or (3) contact our Investor Relations department by email at ir@arcadiabio.com or by telephone at (214) 974-8921. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q: What if I have questions about my shares or need to change my mailing address?

A: You may contact our transfer agent, Equiniti, by telephone at (800) 937-5449 (U.S.) or (718) 921-8124 (outside the U.S.), or by email at help@Equiniti.com, if you have questions about your Arcadia shares or need to change your mailing address.

Q: Who will tabulate the votes?

A: Thomas J. Schaefer, the Company’s Chief Executive Officer, will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A: Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to Arcadia’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 Annual Meeting of Stockholders, the Corporate Secretary of Arcadia must receive the written proposal at our principal executive offices no later than July 22, 2026. If we hold our 2026 Annual Meeting of Stockholders more than 30 days before or after December 19, 2026 (the one-year anniversary date of the 2025 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in a press release or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or in a Current Report on Form 8‑K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

Arcadia Biosciences, Inc.

Attn: Corporate Secretary

5956 Sherry Lane, Suite 2000

Dallas, TX 75225

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to our proxy materials with respect to such meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder (i) who is a stockholder of record at the time the stockholder provides proper written notice of the proposal which the stockholder seeks to present at our annual meeting and (ii) who has timely complied in proper written form with the notice procedures set forth in our bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to our bylaws and applicable law. To be timely for our 2026 Annual Meeting of Stockholders, the Corporate Secretary must receive the written notice at our principal executive offices:

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not earlier than the close of business on August 21, 2026, and
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not later than the close of business on September 20, 2026.

If we hold our 2026 Annual Meeting of Stockholders more than 30 days before or after December 19, 2026 (the one-year anniversary date of the 2025 Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the Corporate Secretary at our principal executive offices not later than the close of business on the later of:

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the 90th day prior to such annual meeting, and

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the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(a)
As to each matter of business the stockholder intends to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
(b)
As to the stockholder giving notice and the beneficial owner, if any, on whose behalf the business is proposed (each, a “party”), (1) the name and address of each such party; (2) the class, series and number of shares of capital stock of the Company which are owned, directly or indirectly, beneficially and of record by each such party, (3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (5) any short interest in any security of the Company held by each such party (a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (6) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (7) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (8) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date) (these preceding eight requirements, collectively referred to as the “Notice Requirements”).

Nomination of Director Candidates: A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 5956 Sherry Lane, Suite 2000, Dallas, TX 75225. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.

In addition, our bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record at the time the stockholder provides proper written notice of the proposed nomination. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than October 20, 2026. Nominations by eligible stockholders must also be in proper written form in compliance with our bylaws as summarized below. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(a)
As to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
(b)
As to each party on whose behalf the nomination is made, the Notice Requirements as described on pages 7-9 of this Proxy Statement.

Availability of Bylaws: A copy of our bylaws is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.” You may also contact the Corporate Secretary at the address given above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws, and not the foregoing summary, together with applicable law, control stockholder actions and nominations relating to our annual meetings.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers, directors, and director nominees (ages as of October 31, 2025):

Name	Age	Position
Thomas J. Schaefer	49	President and Chief Executive Officer, Interim Chief Financial Officer
Kevin Comcowich	57	Chair of the Board of Directors
Albert D. Bolles, Ph.D.	68	Director
Deborah Carosella	69	Director
Lilian Shackelford Murray	67	Director
Amy Yoder	58	Director
Gregory D. Waller	76	Director

Executive Officers

Thomas J. Schaefer was appointed as our Chief Financial Officer in January 2023 and was appointed as our President and Chief Executive Officer in July 2024 and interim Chief Financial Officer in September 2025. Mr. Schaefer is an accomplished finance executive with more than 20 years of investment and corporate finance experience. Mr. Schaefer joined Arcadia in July 2020 as senior director of finance and served as vice president of finance and investor relations for the company until his appointment as Chief Financial Officer. Prior to that, Mr. Schaefer was the director of finance at Flavor Producers, a portfolio company owned by the private equity firm GTCR that specializes in beverages and snacks, from June 2018 through July 2020. Mr. Schaefer worked as a consultant for Applied FP&A, LLC from January 2018 through June 2018. Prior to 2018, he held a number of finance roles with various companies and worked as an equity research analyst with Edward Jones early in his career. Mr. Schaefer, a chartered financial analyst, earned a bachelor of business administration in economics and finance from McKendree University in Lebanon, Illinois and a master of business administration from the Marshall School of Business at the University of Southern California.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Nominees for Director

Albert D. Bolles, Ph.D. joined our Board of Directors in May 2018. Dr. Bolles currently advises multiple companies in the consumer products sector in a broad range of business initiatives. He most recently completed his tenure as the Chief Executive Officer of Landec Corporation from June 2019 to August 2022. In this role, he successfully led profitability, operating, innovation and quality improvements enabling divestiture of the Curation Foods businesses, as well as transitioning the Lifecore Biomedical business from Landec to a stand-alone corporation. Prior to his appointment at Landec, Dr. Bolles served as Executive Vice President, Chief Technology and Operations Officer of ConAgra Foods, a leading consumer products food company with net sales exceeding $16 billion. Preceding that role, Dr. Bolles was Executive Vice President, Research, Quality and Innovation for ConAgra, championing the development and execution of multiple new and improved products, realizing incremental growth for ConAgra Foods and a multiyear pipeline to sustain and advance growth further. Before joining ConAgra in 2006, Dr. Bolles served as Vice President of worldwide research and development for PepsiCo Beverages and Foods and Quaker Foods, including product process, package and sensory R&D, Nutrition, Quality and Scientific & Regulatory Affairs. Dr. Bolles holds several patents and has won numerous awards for his contributions to the world of food science. He is a graduate of Michigan State University, where he earned Ph.D. and M.S. degrees in food science and a bachelor’s degree in microbiology. He currently serves as a director of SunOpta, a publicly traded company, where he is also on the Nominating and Governance Committee. We believe Dr. Bolles is qualified to serve on our Board of Directors because of his more than 30 years of experience in the consumer food industry in the areas of research and development, innovation, quality and end-to-end supply chain.

Kevin Comcowich has served as a director of our Company since November 2016. From January 1, 2022 to February 2, 2022, he served as Interim Chief Executive Officer while the Company conducted a search for a permanent Chief Executive Officer. Before retiring in 2014, he was a founder and portfolio manager of HTX Energy Fund, a hedge fund, in Houston, Texas since 2012. He was previously the President and Chief Investment Officer (CIO) of Sound Energy Partners and served as Chief Information Officer and research analyst for Southport Energy Plus Partners Fund. Mr. Comcowich received his MBA from the University of Indiana and earned his bachelor’s degree from the College of the Holy Cross. We believe Mr. Comcowich is qualified to serve on our Board of Directors due to his extensive experience in financial leadership, business strategy, investment management and global capital market strategies.

Thomas J. Schaefer. See above for information regarding Mr. Schaefer. We believe Mr. Schaefer is qualified to serve on the Board due to his extensive knowledge of the Company’s business and his experience in the investment, corporate finance, and food and beverage areas.

Other Non-Employee Directors

Deborah Carosella joined our Board of Directors in February 2021. Ms. Carosella also serves as a director on the board of Leanin' Tree greeting card company. Ms. Carosella has over 30 years of experience in the consumer products goods industry, with both large corporations and smaller, entrepreneurial, high growth companies. Currently, Ms. Carosella serves on the global executive advisory board for Gryphon Investors, a mid-cap private equity company. Ms. Carosella has extensive experience in the natural and organic foods industry, and particular expertise in general management, customer and consumer strategy, strategic marketing, brand and new product development, and innovation. She has served as a strategic consultant for various natural and organic food companies and as an advisor to select private equity firms since 2017. Previously, Ms. Carosella was CEO of Madhava Natural Sweeteners, a Boulder, Colorado-based natural and organic sweetener company until December 2016. Prior to Madhava, Ms. Carosella was Senior Vice President of Innovation and a member of the Executive Leadership Team at WhiteWave/Dean Foods. She joined WhiteWave/Dean Foods from ConAgra Foods, Inc. where she held various roles including Vice President, General Manager and Vice President, Strategic Marketing and Innovation and Executive Vice President New Platforms while serving on the Executive Leadership Team with business unit- specific and enterprise-wide responsibilities. Ms. Carosella began her career in the advertising, branding and innovation agency business, serving as President of her own agency after working for several years with large, multi-national agencies. We believe Ms. Carosella is qualified to serve on our Board of Directors because of her more than 30 years of experience in consumer products and specifically in the areas of strategic marketing, branding and new product innovation.

Lilian Shackelford Murray joined our Board of Directors in June 2018, and had previously served as a Board observer to the Company from March 2007 until May 2015. Ms. Murray is a Managing Member of Ponte Partners, a secondary investment management firm, since January 2019. Ms. Murray was also the founder and manager of Dovedale Investments, LLC, a money management firm, from January 2011 to February 2023. From 2002 to 2018, Ms. Murray served as a managing member of multiple investment management funds with Saints Capital. Ms. Murray was previously an investment banker with Prudential Volpe Technology Group, Volpe, Brown Whelan, Wheat First Securities, Dean Witter Reynolds and EF Hutton. Ms. Murray’s prior board experience includes service as a director of a number of privately held companies. Ms. Murray received an MBA from Harvard Business School and a BS from the University of Virginia. Ms. Murray’s qualifications to serve on the Board include over 40 years of financial and management experience as a financial advisor, investment banker and managing director of investment funds, as well as her familiarity with the company’s business, operations and board functions from her previous service as a board observer.

Gregory D. Waller has served as a director of the Company since June 2017. He has also served as a board member of Nuwellis, Inc. since August 2011, a publicly traded company. From October 2011 to October 2015, Mr. Waller was Chief Financial Officer of Ulthera Corporation, a privately-held company providing ultrasound technology for aesthetic and medical applications, which was sold to Merz North America in July 2014. From March 2006 until April 2011, Mr. Waller was Chief Financial Officer of Universal Building Products, a manufacturer of concrete construction accessories. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the Vice President and Treasurer of

Kerr, Ormco Corporation, and Metrex. Mr. Waller’s prior board experience includes service as a director for the following publicly-traded companies: Endologix Corporation, from November 2003 to October 2020; Cardiogenesis Corporation, from April 2007 until its acquisition by Cryolife in 2011; Clarient, Inc., from December 2006 until its acquisition by General Electric Company in December 2010; Biolase Technology, Inc., from October 2009 to August 2010; SenoRx, Inc., from May 2006 until its acquisition by C.R. Bard, Inc. in July 2010; and Alsius Corporation, from June 2007 until its acquisition by Zoll Medical Corporation in September 2009. Mr. Waller has a Master of Business Administration with a concentration in accounting from California State University, Fullerton. We believe Mr. Waller is qualified to serve as a member of our Board of Directors because of his many years of financial and management experience, as well as his familiarity with public company board functions from his service on the board of directors of other public companies.

Amy Yoder joined the Board in June 2017. Since October 2024 Ms. Yoder has led the global supply chain for Farmers Business Network. FBN, is one of the largest online retailers for agricultural inputs. From January 2023 to September 2024, she served as the CEO of QC Supply, a company focused on providing retail services and distribution for the agricultural protein segment. From June 2015 to December 2022, she was the President and CEO of Anuvia Plant Nutrients, a company that creates enhanced plant nutrition products from recycled organic waste sources. From 2012 to 2015, Ms. Yoder was the President and CEO of Arysta Life Science, a publicly-held agricultural solutions company. Ms. Yoder has also held a variety of senior sales, marketing and executive positions with companies throughout the agricultural and related industries, including Spectrum Brands, BioLab and United Agri Products. Ms. Yoder received a bachelor’s degree in agricultural technology and systems management from Michigan State University, with an emphasis in crop and soil science. She has served on boards of various companies, agricultural associations and universities including Compass Minerals International, a publicly traded company, between May 2012 and February 2023. We believe Ms. Yoder is qualified to serve on our Board of Directors due to her extensive experience across various agriculture sectors, deep knowledge of the capital markets and public board governance expertise.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to the terms of our Certificate of Incorporation and bylaws. Our Board of Directors currently consists of seven directors, six of whom qualify as “independent” under the listing standards of The Nasdaq Stock Market.

Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and as of October 31, 2025, seven directors are currently authorized.

In accordance with our Certificate of Incorporation and our bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•
the Class I directors are Kevin Comcowich, Albert D. Bolles and Thomas J. Schaefer, whose terms will expire at the Annual Meeting, subject to being re-elected;
•
the Class II directors are Deborah Carosella and Gregory D. Waller, whose terms will expire at the annual meeting of stockholders to be held in 2026; and
•
the Class III directors are Amy Yoder and Lilian Shackelford Murray, and their terms will expire at the annual meeting of stockholders to be held in 2027.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause.

Board Meetings and Director Communications

In 2024, the Board of Directors held 11 meetings and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served. Although, we have no formal policy regarding director attendance at annual meetings, we encourage all directors to attend. All of the directors attended last year’s annual meeting of stockholders.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail sent to the Company’s Corporate Secretary in Dallas, TX, addressed to the intended recipient and care of the Corporate Secretary. The Corporate Secretary will review all incoming stockholder communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors. For a more detailed description of stockholder communications, see “Communications with Our Board of Directors.”

Director Independence

Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director, and has considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that Dr. Bolles, Mses. Shackelford Murray, Yoder and Carosella, and Messrs. Comcowich and Waller do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of The Nasdaq Stock Market. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director or affiliated entities, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

The Board of Directors also has determined that each director, except for Mr. Schaefer, is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Board Committees

Our Board of Directors currently has an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee is currently comprised of Mr. Waller and Mses. Shackelford Murray and Yoder, with Mr. Waller serving as audit committee chair. Our audit committee held four meetings in 2024. Our Board of Directors has determined that each of the members of our audit committee satisfies the requirements for independence and financial literacy under the current listing standards of The Nasdaq Stock Market and SEC rules and regulations, including Rule 10A-3. Our Board of Directors also has determined that Ms. Shackelford Murray and Mr. Waller are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The responsibilities of our audit committee include, among other things: (i) selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements; (ii) helping to ensure the independence and performance of the independent registered public accounting firm; (iii) discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results; (iv) developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters; (v) reviewing our policies on risk assessment and risk management, including for cybersecurity risks; (vi) overseeing our principal risk exposures; (vii) reviewing related party transactions; and (viii) approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

In accordance with and pursuant to Section 10A(i)(3) of the Exchange Act, our Board of Directors has delegated to Mr. Waller the authority to pre-approve any auditing and permissible non-auditing services to be performed by our registered independent public accounting firm, provided that all such decisions to pre-approve an activity are presented to the full audit committee at its first meeting following any such decision.

Our audit committee was established in accordance with and operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our audit committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Compensation Committee

Our compensation committee is currently comprised of Mses. Shackelford Murray and Carosella, Mr. Waller and Dr. Bolles, with Ms. Shackelford Murray serving as compensation committee chair. Each member of our compensation committee meets the requirements for independence for compensation committee members under current Nasdaq Stock Market and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. In 2024, our compensation committee held seven meetings. The purpose of our compensation committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers.

The responsibilities of our compensation committee include, among other things: (i) reviewing, approving, and determining, or making recommendations to our Board of Directors regarding, the compensation of our executive officers; (ii) administering our stock and equity incentive plans; (iii) reviewing and approving or making recommendations to our Board of Directors regarding incentive compensation and equity plans; and (iv) establishing and reviewing general policies relating to compensation and benefits of our employees.

Our compensation committee has, as it has determined necessary, has engaged independent compensation consulting firms, to provide data and recommendations that the compensation committee has used in setting executive and non-employee director compensation.

Our compensation committee was established in accordance with, and operates under, a written charter that satisfies the applicable rules of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our compensation committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Nominating and Governance Committee

Our nominating and governance committee is currently comprised of Mses. Yoder and Carosella and Mr. Comcowich, each of whom is a non-employee member of our Board of Directors, with Ms. Yoder serving as nominating and governance committee chair. Each member of our nominating and governance committee meets the requirements for independence for compensation committee members under current Nasdaq Stock Market and SEC rules and regulations. In 2024, our nominating and governance committee held four meetings.

The responsibilities of our nominating and governance committee include, among other things: (i) identifying, evaluating, and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees; (ii) considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees; (iii) reviewing and assessing the adequacy of our corporate governance practices and recommending any proposed changes to our Board of Directors; and (iv) evaluating the performance of our Board of Directors and of individual directors.

Our nominating and governance committee operates under a written charter that satisfies the applicable listing requirements and rules of The Nasdaq Stock Market. A copy of the charter of our nominating and governance committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Committee Membership

The members of each of these committees as of October 31, 2025 are identified below.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Gregory D. Waller (chair)	Lilian Shackelford Murray (chair)	Amy Yoder (chair)
Amy Yoder	Albert D. Bolles, Ph.D.	Kevin Comcowich
Lilian Shackelford Murray	Deborah Carosella	Deborah Carosella
Gregory D. Waller

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our nominating and governance committee considers include, without limitation: issues of character, integrity, and judgment; independence; diversity, including diversity of experience; experience in corporate management, operations, finance, business development, and mergers and acquisitions; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; length of service; and any other relevant qualifications, attributes, or skills. Nominees also must have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and should be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and governance committee to perform all Board of Directors responsibilities and responsibilities of those committees on which they serve.

Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

The policy of our nominating and governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and governance committee will address the membership criteria set forth above.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that it should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full Board of Directors the director nominees for selection.

Director Nominations

No material changes have been made to the procedures by which security holders may recommend nominees to our Board from those that were described in our definitive proxy statement for our 2024 annual meeting of stockholders that was filed with the SEC on May 16, 2024.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.” If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale and/or other dispositions of the Company’s securities that applies to its officers, directors and employees as well as other covered persons. The Company believes its insider trading policy and repurchase procedures are reasonably designed to promote compliance with U.S. insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Company’s insider trading policy was filed as an exhibit to the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024, as amended.

Board Leadership Structure

Mr. Comcowich currently serves as Chair of our Board and Mr. Schaefer serves as President and Chief Executive Officer. The Board has not adopted a specific policy on whether the same person should serve as both the Chief Executive Officer and Chair of the Board or, if the roles are separate, whether the chair should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, the Board believes that it has achieved the best Board leadership structure for the Company by separating the roles of Chair and Chief Executive Officer.

Mr. Comcowich, as Chair, presides at all meetings of the Board, including executive sessions of the Board and the independent directors, facilitates discussions among independent directors on key issues and concerns outside of Board meetings, serves as a liaison between the Chief Executive Officer and the other directors, reviews information to be sent to the Board, collaborates with the Chief Executive Officer and other members of Company management to set meeting agendas and Board information, assists the chairs of the committees of the Board as requested, and performs such other functions and responsibilities as requested by the Board or the independent directors from time to time. In performing the duties described above, the Chair is expected to consult with, and does consult with, the chairs of the appropriate Board committees.

Board’s Role in Risk Oversight

In addition to the responsibilities performed by our audit committee, the Board of Directors plays an active role in overseeing management of the Company’s risks. The Board of Directors focuses on the most significant operational risks facing our Company related to our business, assets, and liabilities, as well as our key financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk. Our Board seeks to ensure that risks undertaken by the Company are consistent with an overall risk profile that is appropriate for the Company and the achievement of its business objectives and strategies. The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and therefore reviews the Company’s risk model and process periodically. The Board of Directors performs these tasks both in collaboration with and independently of the audit committee and Company management.

Non-Employee Director Compensation

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Kevin Comcowich	$90,500	$62,942	$153,442
Albert D. Bolles, Ph.D.	$46,000	$26,974	$72,974
Deborah Carosella	$56,500	$26,974	$83,474
Gregory Waller	$64,000	$26,974	$90,974
Lilian Shackelford Murray	$65,500	$26,974	$92,474
Amy Yoder	$62,000	$26,974	$88,974

(1) Represents the cash annual retainer and the meeting attendance fees earned by the non-employee directors. Also includes $6,000 paid to each of Mr. Comcowich, Ms. Shackelford Murray, Ms. Yoder and Ms. Carosella for serving on a special committee of the Board in connection with the Company’s strategic review process.

(2) Amounts do not reflect compensation actually received by the non-employee director. Instead, the amounts represent aggregate grant date fair value of options granted during 2024 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are consistent with those described in Note 14 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Mr. Comcowich, as the continuing non-employee chairman, received a grant of 25,455 stock options, which vest as described below. Dr. Bolles, Mr. Waller, Ms. Yoder, Ms. Shackelford Murray and Ms. Carosella, as continuing non-employee directors, each received a grant of 10,909 stock options, which vest as described below.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2024.

Director Name	Option Grant Date	Number of Options Outstanding		Option Exercise Price Per Share ($)(1)	Option Expiration Date
Kevin Comcowich	10/30/2016	59	(2)	$1,376.00	10/30/2026
	6/7/2017	75	(2)	$584.00	6/7/2027
	6/6/2018	186	(2)	$432.00	6/6/2028
	6/3/2019	403	(2)	$201.60	6/3/2029
	6/1/2020	533	(2)	$147.60	6/1/2030
	7/8/2020	131	(2)	$149.20	7/8/2030
	6/2/2021	637	(2)	$115.60	6/2/2031
	6/1/2022	1,377	(2)	$53.60	6/1/2032
	6/6/2023	2,186	(2)	$4.80	6/6/2033
	8/19/2024	25,455	(3)	$2.71	8/19/2034
Albert D. Bolles, Ph.D.	5/12/2018	205	(2)	$366.40	5/12/2028
	6/6/2018	80	(2)	$432.00	6/6/2028
	6/3/2019	172	(2)	$201.60	6/3/2029
	6/1/2020	228	(2)	$147.60	6/1/2030
	6/2/2021	273	(2)	$115.60	6/2/2031
	6/1/2022	590	(2)	$53.60	6/1/2032
	6/6/2023	937	(2)	$4.80	6/6/2033
	8/19/2024	10,909	(3)	$2.71	8/19/2034
Deborah Carosella	2/22/2021	546	(2)	$130.00	2/22/2031
	6/2/2021	273	(2)	$115.60	6/2/2031
	6/1/2022	590	(2)	$53.60	6/1/2032
	6/6/2023	937	(2)	$4.80	6/6/2033
	8/19/2024	10,909	(3)	$2.71	8/19/2034
Lilian Shackelford Murray	6/6/2018	160	(2)	$432.00	6/6/2028
	6/3/2019	172	(2)	$201.60	6/3/2029
	6/1/2020	228	(2)	$147.60	6/1/2030
	7/8/2020	18	(2)	$149.20	7/8/2030
	6/2/2021	273	(2)	$115.60	6/2/2031
	6/1/2022	590	(2)	$53.60	6/1/2032
	6/6/2023	937	(2)	$4.80	6/6/2033
	8/19/2024	10,909	(3)	$2.71	8/19/2034
Gregory D. Waller	6/7/2017	149	(2)	$584.00	6/7/2027
	6/6/2018	80	(2)	$432.00	6/6/2028
	6/3/2019	172	(2)	$201.60	6/3/2029
	6/1/2020	228	(2)	$147.60	6/1/2030
	6/2/2021	273	(2)	$115.60	6/2/2031
	6/1/2022	590	(2)	$53.60	6/1/2032
	6/6/2023	937	(2)	$4.80	6/6/2033
	8/19/2024	10,909	(3)	$2.71	8/19/2034
Amy Yoder	8/7/2017	253	(2)	$344.00	8/7/2027
	6/6/2018	80	(2)	$432.00	6/6/2028
	6/3/2019	172	(2)	$201.60	6/3/2029
	6/1/2020	228	(2)	$147.60	6/1/2030
	6/2/2021	273	(2)	$115.60	6/2/2031
	6/1/2022	590	(2)	$53.60	6/1/2032
	6/6/2023	937	(2)	$4.80	6/6/2033
	8/19/2024	10,909	(3)	$2.71	8/19/2034

(1) The option exercise price per share reflects the fair market value per share of our common stock on the date of grant.

(2) These options are fully vested.

(3) These options vest on the earlier of the one-year anniversary of the date of grant and the date of the Company’s next annual meeting of stockholders.

Non-Employee Director Compensation Policy

Cash Compensation

Each non-employee director receives an annual cash retainer of $30,000 for serving on our Board of Directors. The retainer is payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement or termination during the quarter. In addition, each non-employee director receives the following amount for each regular meeting of the Board attended: (i) $2,500 if attendance is in person or via teleconference or (ii) $500 if attendance is through telephone; provided, however, that the total meeting fees may not exceed $10,000 per calendar year.

The chair and non-chair members of the Board’s three standing committees are entitled to the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter):

Board Committee	Chair Fee	Non-Chair Member Fee
Audit Committee	$18,000	$7,500
Compensation Committee	$12,000	$6,000
Nominating and Governance Committee	$8,500	$4,500

The chair of the Board is entitled to an additional $40,000 annual cash fee (payable quarterly in arrears and prorated for partial service in a quarter). In addition, each member of the Special Committee received $6,000 for service on the committee during 2024.

Equity Compensation

Upon joining the Board, each newly elected non-employee director (excluding an employee director who ceases to be an employee, but who remains a director) receives an initial option to purchase a number of shares of our common stock equal to (x) $60,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This initial option will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service through each vesting date. The per share exercise price for the initial option shall be equal to the fair market value for a share of our common stock on the date of grant, which shall be equal to the closing price of our common stock on the date of grant. An employee director who ceases to be an employee, but who remains a director, will not receive an option grant.

On the date of each annual meeting of our stockholders, each non-employee director (including a non-employee director who was previously an employee) will be granted an annual option to purchase a number of shares of our common stock equal to equal to (x) $30,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the director’s continued service through the vesting date. The per share exercise price for the annual option shall be equal to the fair market value for a share of our common stock on the date of grant.

On the date of each annual meeting of our stockholders, the chair of the Board will be granted an additional annual option to purchase a number of shares of our common stock equal to (x) $40,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option for the chair of the Board will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the chair of the

Board’s continued service through the vesting date. The per share exercise price for the annual option for the chair of the Board shall be equal to the fair market value for a share of our common stock on the date of grant.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full in case of a termination of directorship due to a change in control.

Each of the option awards described above is subject to the availability of a pool of shares under an approved equity incentive plan. Since the Company's 2015 Omnibus Equity Incentive Plan (the "2015 Plan") terminated earlier this year, there is no stockholder approved equity plan pursuant to which directors may be granted options. As a result, no annual options will be granted to non-employee directors in connection with the Annual Meeting, and no annual options, initial options or other options will be granted to directors until a new equity incentive plan has been approved.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, certain officers, and ten percent (10%) stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that except as described below, all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed in 2024. On July 18, 2024, Mark Kawakami filed an initial statement of beneficial ownership of securities on Form 3 in connection with his appointment as Chief Financial Officer effective July 5, 2024.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Grants of options and other equity awards to our executive officers and directors are approved by the Compensation Committee or the Board, generally at regularly scheduled meetings or sometimes by unanimous written consent. From time to time, we grant stock options or other equity awards to employees, including the named executive officers. Also, non-employee directors generally receive grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to our equity compensation policies for non-employee directors as described above. We have no practice of timing grants of equity awards to coordinate with the release of material non-public information (“MNPI”). Although we have not adopted a formal policy regarding the timing of equity award grants, including stock options, neither our Board nor our Compensation Committee takes MNPI about the Company into account when determining the timing of equity awards, nor do we time the disclosure of MNPI for the purpose of impacting the value of executive compensation. During 2024, we did not grant stock options to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Form 10-Q or 10-K, or the filing or furnishing of a Form 8-K that disclosed material nonpublic information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of October 31, 2025 (the “Table Date”), by: (1) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock; (2) each of our named executive officers; (3) each of our directors; and (4) all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity, except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on the Table Date.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Table Date. Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 1,373,120 shares of our common stock outstanding as of the Table Date.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Arcadia Biosciences, Inc., 5956 Sherry Lane, Suite 2000, Dallas, TX 75225.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Named Executive Officers, Directors and Director Nominees:
Stanley E. Jacot, Jr. (1)	5,000	*
Thomas J. Schaefer (2)	14,121	*
Mark Kawakami (3)	9,223	*
Laura Pitlik	—	*
Kevin Comcowich (4)	31,542	*
Dr. Albert Bolles (5)	13,394	*
Lilian Shackelford Murray (6)	13,501	*
Gregory D. Waller (7)	13,338	*
Amy Yoder (8)	13,442	*
Deborah Carosella (9)	13,255	*
All current executive officers and directors as a group (7 persons) (10)	112,593	8.2%
5% Stockholders:
Sabby Volatility Warrant Master Fund, Ltd. (11)	273,867	4.9%
Armistice Capital Master Fund Ltd. (12)	467,763	4.9%
Altium Growth Fund Ltd. (13)	83,000	4.9%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Mr. Jacot is the former Chief Executive Officer. His beneficial ownership consists of 5,000 shares of common stock.
(2)
Mr. Schaefer is our current Chief Executive Officer and was previously our Chief Financial Officer. His beneficial ownership consists of (i) 2,819 shares of common stock and (ii) 11,302 shares of common stock issuable pursuant to stock options exercisable within 60 days after the Table Date, with options to purchase 26,673 shares of common stock becoming exercisable at dates more than 60 days after the Table Date.
(3)
Mr. Kawakami was our Chief Financial Officer until his resignation effective September 12, 2025. His beneficial ownership consists of (i) 2,682 shares of common stock and (ii) 6,541 shares of common stock issuable pursuant to stock options exercisable within 60 days after the Table Date.
(4)
Mr. Comcowich is the current chair of our Board of Directors. His beneficial ownership consists of (i) 500 shares of common stock and (ii) 31,042 shares of common stock issuable pursuant to stock options exercisable within 60 days after the Table Date.
(5)
Dr. Bolles serves as a member of our Board of Directors. His beneficial ownership consists of 13,394 shares of common stock issuable pursuant to stock options exercisable within 60 days after the Table Date.
(6)
Ms. Murray serves as a member of our Board of Directors. Her beneficial ownership consists of (i) 214 shares of common stock and (ii) 13,287 shares of common stock issuable pursuant to stock options exercisable within 60 days after the Table Date.
(7)
Mr. Waller serves as a member of our Board of Directors. His beneficial ownership consists of 13,338 shares of common stock issuable pursuant to stock options exercisable within 60 days after the Table Date.

(8)
Ms. Yoder serves as a member of our Board of Directors. Her beneficial ownership consists of 13,442 shares of common stock issuable pursuant to stock options exercisable within 60 days after the Table Date.
(9)
Ms. Carosella serves as a member of our Board of Directors. Her beneficial ownership consists of 13,255 shares of common stock issuable pursuant to stock options exercisable within 60 days after the Table Date.
(10)
Beneficial ownership consists of (i) 3,533 shares of common stock and (ii) 109,060 shares of common stock subject to options exercisable within 60 days of the Table Date, in each case beneficially owned by our current executive officers and directors.
(11)
Includes 273,867 shares of common stock issuable upon exercise of warrants and preferred investment options. Under the terms of these warrants and preferred investment options, the holder may not exercise these instruments to the extent such exercise would cause such holder to beneficially own a number of shares of common stock that would exceed 4.99% of our then outstanding common stock following such exercise. The number of shares listed in the second column above does not reflect this limitation. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The beneficial owner’s address is c/o Ogier Fiduciary Services (Cayman) Limited 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands.
(12)
Includes 467,763 shares of common stock issuable upon exercise of warrants and preferred investment options. Under the terms of these warrants and preferred investment options, the holder may not exercise these instruments to the extent such exercise would cause such holder to beneficially own a number of shares of common stock that would exceed 4.99% of our then outstanding common stock following such exercise. The number of shares listed in the second column above does not reflect this limitation. These securities are directly held by (i) Armistice Capital Master Fund, Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The beneficial owner’s address is c/o Armistice Capital, LLC 510 Madison Avenue, 7th Floor, New York, NY 10022.
(13)
Includes 83,000 shares underlying preferred investment options. Under the terms of these preferred investment options, the holder may not exercise these instruments to the extent such exercise would cause such holder to beneficially own a number of shares of common stock that would exceed 4.99% of our then outstanding common stock following such exercise. The number of shares listed in the second column above does not reflect this limitation. Jacob Gottlieb has sole voting and dispositive power over the securities held for the account of this beneficial owner. The beneficial owner’s address is 152 W. 57th Street, Floor 20, New York, NY 10019.

Hedging and Margin Policy

Under the terms of our insider trading policy, no directors, executive officers or other key employees may engage in hedging or derivative transactions involving our securities, such as zero-cost collars or forward sale contracts, and no employee, director or consultant may engage in short sales of our securities, including short sales “against the box.” In addition, no director, executive officer or key employee may enter into any margin transaction involving our stock unless the transaction has been approved by our Compliance Officer.

executive compensation

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations to our compensation committee, attends committee meetings, and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Additionally, our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results, and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to the Board of Directors regarding compensation for our Chief Executive Officer. The independent members of the Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

2024 Summary Compensation Table

The following table provides information regarding the compensation during the fiscal years ended December 31, 2024 and 2023 of (i) each person who served as our chief executive officer during fiscal 2024; (ii) the two most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of fiscal 2024 and whose total compensation for such year exceeded $100,000; and (iii) up to two additional individuals for whom disclosures would have been provided in this table under part (ii) of this sentence, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2024 (sometimes referred to collectively as the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Stanley E. Jacot, Jr.	2024	$230,031	—	—	—	—	$288,077	$518,108
Former President and Chief Executive Officer (3)	2023	$350,000	—	—	$10,021	$165,156	—	$525,177
Thomas J. Schaefer	2024	$260,000	$65,000	—	$43,888	$126,853	$3,736	$499,477
President and Chief Executive Officer (4)	2023	$260,000	—	—	$22,388	$98,150	—	$380,538
Mark Kawakami	2024	$212,742	$53,016	—	$43,888	$57,802	$2,727	$370,175
Former Chief Financial Officer (5)	2023	—	—	—	—	—	—	—
Laura Pitlik	2024	$88,942	—	—	—	—	$65,885	$154,826
Former Chief Marketing Officer (6)	2023	$250,000	—	—	$10,021	$86,250	—	$346,271

(1) Amounts do not reflect compensation actually received by the officer. Instead, the amounts represent aggregate grant date fair value of options granted during 2024 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are consistent with those described in Note 14 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2) The amounts shown for 2024 represent amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2024, which were paid in 2025. The amounts shown for 2023 represent amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2023, which were paid in 2024. The amounts for 2024 and 2023 were determined based on a weighting of the achievement of Financial and Individual Goals.

(3) Mr. Jacot resigned as our President and Chief Executive Officer, effective as of July 2, 2024. Amounts reflected as "all other compensation" in the above table represent a severance payment pursuant to a Separation Agreement with the Company.

(4) Mr. Schaefer served as the Company’s Chief Financial Officer until his appointment as Chief Executive Officer on July 3, 2024. Amounts shown in the table include compensation for services rendered in all capacities.

(5) Mr. Kawakami served as the Vice President of Finance until his appointment as Chief Financial Officer on July 3, 2024. Amounts shown in the table include compensation for services rendered in all capacities. Mr. Kawakami resigned as Chief Financial Officer and an employee effective September 12, 2025.

(6) Ms. Pitlik resigned as our Chief Marketing Officer, effective as of March 1, 2024. Amounts reflected as "all other compensation" in the above table represent a severance payment pursuant to a Separation Agreement with the Company.

Named Executive Officer Employment Arrangements

Stanley E. Jacot, Jr. (Former President and Chief Executive Officer)

Pursuant to his employment offer letter dated January 31, 2022, Mr. Jacot's starting compensation when appointed to the position of President and Chief Executive Officer in February 2022, included an annual base salary of $350,000 and a target bonus opportunity of 50% of his annual base salary. Additionally, Mr. Jacot was granted an inducement stock option on February 2, 2022 to purchase 7,902 shares of the Company’s common stock with an exercise price of $36.40 per share. The stock options had a term of ten years and were to vest over four years, with 25% of the shares subject to the stock options vesting on the first anniversary of the grant date, and an additional 1/36th of the shares vesting each month thereafter, subject to his continued service through the applicable vesting dates. In April 2023, Mr. Jacot was granted options to purchase 1,500 shares of Arcadia’s common stock under the 2015 Plan. The stock options had a term of ten years and were to vest over four years, with 25% of the shares subject to the stock options vesting on the first anniversary of the grant date, and an additional 1/36th of the shares vesting each month thereafter, subject to continued service through the applicable vesting dates. Mr. Jacot was eligible to receive discretionary cash bonuses as determined by the Compensation Committee or the Board of Directors.

On July 2, 2024, Mr. Jacot resigned as Arcadia’s president and chief executive officer. Arcadia and Mr. Jacot entered into a Separation and Release Agreement, which superseded any previous agreements regarding its subject matter, pursuant to which Arcadia paid Mr. Jacot a cash severance payment equal to $288,077. In addition, the Separation Agreement provided for twelve months of accelerated vesting of stock options held by Mr. Jacot and the payment of Mr. Jacot’s health insurance premiums through February 2025. Mr. Jacot also signed a general release of claims.

Thomas J. Schaefer (Chief Financial Officer; President and Chief Executive Officer)

In connection with the appointment of Mr. Schaefer to the position of Chief Financial Officer in January 2023, Mr. Schaefer entered into an employment letter agreement and a CIC Agreement (as defined below). Pursuant to the employment letter, Mr. Schaefer's annual base salary was increased to $260,000 and his target bonus opportunity was established at 40%. Additionally, Mr. Schaefer was granted options to purchase 1,250 shares of Arcadia’s common stock under the 2015 Plan. The stock options have a term of ten years and vest over four years, with 25% of the shares subject to the stock options vesting on the first anniversary of the grant date, and an additional 1/36th of the shares vesting each month thereafter, subject to continued service through the applicable vesting dates. In April 2023, Mr. Schaefer was granted options to purchase 1,500 shares of Arcadia’s common stock under the 2015 Plan. The stock options have a term of ten years and vest over four years, with 25% of the shares subject to the stock options vesting on the first anniversary of the grant date, and an additional 1/36thof the shares vesting each month thereafter, subject to continued service through the applicable vesting dates. In August 2024, Mr. Schaefer was granted options to purchase 20,000 shares of Arcadia’s common stock under the 2015 Plan. The stock options have a term of ten years and vest over four years, with 25% of the shares subject to the stock options vesting on the first anniversary of the grant date, and an additional 1/36th of the shares vesting each month thereafter, subject to continued service through the applicable vesting dates. Mr. Schaefer is eligible to receive discretionary cash bonuses as determined by the Compensation Committee or the Board of Directors.

On August 20, 2024, the Company and Mr. Schaefer entered into an employment letter and severance and change in control agreement (the “Schaefer Employment Letter”) that establishes his base salary as of the effective date of his appointment as chief executive officer as $260,000 per annum and his 2024 target bonus opportunity as 40% of his base salary for the portion of 2024 he served as the Company’s chief financial officer and 50% of his base salary for the portion of 2024 that he serves as the Company’s chief executive officer. As set forth in the Schaefer Employment Letter, and consistent with the Company’s other named executive officers, Mr. Schaefer’s employment is “at-will.” Mr. Schaefer also entered into a severance and change in control agreement with the Company (the “Schaefer CIC Agreement”), which by its terms was effective as of the effective date of his employment as chief executive officer and will expire on the third anniversary of the effective date, and which supersedes previous change in control agreements or severance provisions contained in previous employment agreements. Pursuant to the Schaefer CIC Agreement, if the Company terminates Mr. Schaefer’s employment for a reason other than cause or Mr. Schaefer’s death or disability at any time other than during the twelve-month period immediately following a change of control, then Mr. Schaefer will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months; (ii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Mr. Schaefer and his eligible dependents for up to six months; and (iii) a pro-rated portion of the annual cash bonus he would have been entitled to receive for the year of termination if he had remained employed by the Company through the end of such year.

If during the twelve-month period immediately following a change of control, (x) the Company terminates Mr. Schaefer’s employment for a reason other than cause or Mr. Schaefer’s death or disability, or (y) Mr. Schaefer resigns from employment for good reason, then, in lieu of the above described severance benefits, Mr. Schaefer shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months; (ii) reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Schaefer and his eligible dependents for up to twelve months; (iii) a pro-rated portion of the annual cash bonus he would have been entitled to receive for the year of termination if he had remained employed by the Company through the end of such year; and (iv) vesting shall accelerate as to 100% of all of Mr. Schaefer’s outstanding equity awards.

Mark Kawakami (Former Chief Financial Officer)

On August 20, 2024, the Company and Mr. Kawakami entered into an employment letter and severance and change in control agreement (the “Kawakami Employment Letter”, and together with the Schaefer Employment Letter, the “Employment Letters”) that establishes his base salary as of the effective date of his appointment as chief financial officer as $212,063 per annum and his 2024 target bonus opportunity as 20% of his base salary for the portion of 2024 he served as the Company’s vice president of finance and 30% of his base salary for the portion of 2024 that he served as the Company’s chief financial officer. As set forth in the Employment Letter, and consistent with the Company’s other named executive officers, Mr. Kawakami’s employment is “at-will.” Mr. Kawakami also entered into a severance and change in control agreement with the Company (the “Kawakami CIC Agreement”, and together with the Schaefer CIC Agreement, the “CIC Agreements”), which by its terms was effective as of the effective date of his employment as chief financial officer and will expire on the third anniversary of the effective date, and which supersedes previous change in control agreements or severance provisions contained in previous employment agreements. Pursuant to the Kawakami CIC Agreement, if the Company terminates Mr. Kawakami’s employment for a reason other than cause or Mr. Kawakami’s death or disability at any time other than during the twelve-month period immediately following a change of control, then Mr. Kawakami will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months; (ii) reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Kawakami and his eligible dependents for up to six months; and (iii) a pro-rated portion of the annual cash bonus he would have been entitled to receive for the year of termination if he had remained employed by the Company through the end of such year.

If during the twelve-month period immediately following a change of control, (x) the Company terminates Mr. Kawakami’s employment for a reason other than cause or Mr. Kawakami’s death or disability, or (y) Mr. Kawakami resigns from employment for good reason, then, in lieu of the above described severance benefits, Mr. Kawakami shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months; (ii) reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Kawakami and his eligible dependents for up to twelve months; (iii) a pro-rated portion of the annual cash bonus he would have been entitled to receive for the year of termination if he had remained employed by the Company through the end of such year; and (iv) vesting shall accelerate as to 100% of all of Mr. Kawakami’s outstanding equity awards.

In August 2024, Mr. Kawakami was granted options to purchase 20,000 shares of Arcadia’s common stock under the 2015 Plan. The stock options have a term of ten years and vest over four years, with 25% of the shares subject to the stock options vesting on the first anniversary of the grant date, and an additional 1/36th of the shares vesting each month thereafter, subject to continued service through the applicable vesting dates. Mr. Kawakami is eligible to receive discretionary cash bonuses as determined by the Compensation Committee or the Board of Directors.

Mr. Kawakami resigned as an officer and employee of the Company effective September 12, 2025.

Laura Pitlik (Former Chief Marketing Officer)

Pursuant to an employment offer letter agreement, Ms. Pitlik’s starting compensation upon commencement of her employment in July 2021 included a base salary of $250,000, a signing bonus of $50,000, an annual incentive cash bonus targeted at 40% of base salary, and the grant of stock options to purchase 1,874 shares of Arcadia’s common stock under the 2015 Plan. The stock options had a term of ten years and were to vest over four years, with 25% of the shares subject to the stock options vesting on the first anniversary of the grant date, and an additional 1/36th of the shares vesting each month thereafter, subject to continued service through the applicable vesting dates. In April 2022, Ms. Pitlik was granted options to purchase 1,350 shares of common stock of the Company. The stock options were to vest over 4 years, with 25% of the shares subject to the stock options vesting on the first anniversary of the grant date, and an additional 1/36th of the shares vesting each month thereafter, subject to her continued service. In August 2022, Ms. Pitlik was granted options to purchase 575 shares of the common stock of the Company. Ms. Pitlik's right to exercise the option were to vest over 3 years (1/3 per year), subject to her continued service. In April 2023, Ms. Pitlik was granted options to purchase 1,500 shares of Arcadia’s common stock under the 2015 Plan. The stock options had a term of ten years and were to vest over four years, with 25% of the shares subject to the stock options vesting on the first anniversary of the grant date, and an additional 1/36th of the shares vesting each month thereafter, subject to continued service through the applicable vesting dates. Ms. Pitlik was eligible to receive discretionary cash bonuses as determined by the Compensation Committee or the Board of Directors.

On February 9, 2024, Ms. Pitlik provided notice to Arcadia of her resignation as Arcadia’s chief marketing officer, effective as of March 1, 2024. On February 13, 2024, Arcadia and Ms. Pitlik entered into a Separation Agreement, pursuant to which Arcadia paid Ms. Pitlik a cash severance payment equal to $62,500 and Mr. Pitlik signed a general release of claims.

Severance and Change in Control Agreements

In February 2015, our Board approved the form of severance and change in control agreements (the “CIC Agreements”) for each of our executive officers. The specific terms of the CIC Agreements for our current executive officers are discussed below. Other than for Mr. Jacot’s CIC Agreement, each of the CIC Agreements expires by its terms on the third anniversary of the effective date of such agreement.

Pursuant to the CIC Agreements, if we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements) at any time other than during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), then such executive will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months (nine months for Mr. Jacot); (ii) reimbursement for premiums paid for coverage pursuant to COBRA, for the executive and the executive’s eligible dependents for up to six months (nine months for Mr. Jacot); (iii) a pro-rated portion of the termination year bonus based on the percentage of the year that executive was employed by the Company in the year of termination and; and (iv) for Mr. Jacot, vesting shall accelerate as to those outstanding equity awards that would vest in the twelve months following the date of termination under normal vesting during that period as if Mr. Jacot were employed for all of that twelve month period. In addition, if Mr. Jacot resigns from employment with us for good reason (as defined in his CIC Agreement) other than during the twelve-month period immediately following a change of control, Mr. Jacot will receive the same severance benefits from the Company that Mr. Jacot would have received if he were terminated without cause.

If during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), (x) we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements), or (y) an executive resigns from such employment for good reason (as defined in the CIC Agreements), then, in lieu of the above described severance benefits, such executive shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months; (ii) reimbursement for premiums paid for coverage pursuant to COBRA, for the executive and the executive’s eligible dependents for up to twelve months; (iii) vesting shall accelerate as to 100% of all of the executive’s outstanding equity awards; and (iv) a pro-rated portion of the termination year bonus based on the percentage of the year that executive was employed by the Company in the year of termination. In addition, if other than during the twelve-month period immediately following a change of control, Mr. Jacot’s employment with the Company is terminated due to Mr. Jacot’s death or disability, then Jr. Jacot shall receive the following severance benefits: (i) vesting shall accelerate as to those outstanding equity awards that would vest in the twelve months following the date of termination under normal vesting during that period as if Mr. Jacot were employed for all of that twelve month period and (ii) a pro-rated portion of the termination year bonus based on the percentage of the year that Mr. Jacot was employed by the Company in the year of termination.

An executive’s receipt of severance payments or benefits pursuant to a CIC Agreement is subject to the executive signing a release of claims in our favor and complying with certain restrictive covenants set forth in the CIC Agreement.

Each CIC Agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

On February 8, 2024, our Board approved retention bonuses of $87,500 for Mr. Jacot and $65,000 for Mr. Schaefer. In order for either of these executive officers to be eligible for a retention bonus, such executive officer must remain employed by Arcadia in good standing until the earlier to occur of (i) a change of control (as defined in the CIC Agreements) and (ii) December 31, 2024. As Mr. Jacot's employment with the Company terminated before the occurrence of either such event, he was no longer eligible for the retention bonus.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2024.

	Option Awards
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Thomas J. Schaefer	200	—	(2)	$146.80	7/27/2030
President and Chief Executive Officer	97	3	(3)	$122.00	1/21/2031
	395	105	(4)	$83.60	10/1/2031
	575	—	(5)	$50.80	4/11/2032
	532	243	(6)	$50.80	4/11/2032
	575	—	(7)	$37.60	8/16/2032
	624	626	(8)	$11.20	1/3/2033
	654	846	(9)	$7.55	4/4/2033
	—	20,000	(10)	$2.71	8/19/2034
Mark Kawakami	243	57	(11)	$90.80	9/13/2031
Former Chief Financial Officer	205	95	(6)	$50.80	4/11/2032
	91	46	(7)	$37.74	8/16/2032
	124	126	(8)	$10.80	1/1/2033
	195	305	(12)	$4.68	5/17/2033
	—	20,000	(10)	$2.71	8/19/2034
Laura Pitlik	1,640	—	(11)	$112.00	7/12/2031
Former Chief Marketing Officer	575	—	(5)	$50.80	4/11/2032
	532	—	(6)	$50.80	4/11/2032
	575	—	(7)	$37.60	8/16/2032
	654	—	(9)	$7.55	4/4/2033

(1) Stock options granted to Mr. Schaefer, Mr. Kawakami and Ms. Pitlik to purchase our common stock were granted pursuant to our 2015 Plan.

(2) The stock options vested as to 25% of the shares on July 27, 2021, with the remaining 75% vesting in 36 equal monthly installments thereafter, such that the award is fully vested on July 1, 2024, subject to the executive officer’s continued service through each vesting date.

(3) The stock options vested as to 25% of the shares on January 21, 2022, with the remaining 75% vesting in 36 equal monthly installments thereafter, such that the award is fully vested on January 31, 2025, subject to the executive officer’s continued service through each vesting date.

(4) The stock options vest in 48 equal installments beginning November 1, 2021, and ending October 1, 2025, subject to the executive officer’s continued service through each vesting date.

(5) The stock options vested as to 50% of the shares on April 11, 2023, with the remaining 50% of shares vested on April 11, 2024.

(6) The stock options vested as to 25% of the shares on April 11, 2023, with the remaining 75% of shares vesting in 36 equal monthly installments thereafter, such that the award is fully vested on March 31, 2026, subject to the executive officer’s continued service through each vesting date.

(7) The stock options vest in three equal annual installments beginning August 16, 2023, and ending August 31, 2026, subject to the executive officer’s continued service through each vesting date.

(8) The stock options vested as to 25% of the shares on January 3, 2024, with the remaining 75% vesting in 36 equal monthly installments thereafter, such that the award is fully vested on December 31, 2026, subject to the executive officer’s continued service through each vesting date.

(9) The stock options vested as to 25% of the shares on April 4, 2024, with the remaining 75% of shares vesting in 36 equal monthly installments thereafter, such that the award is fully vested on March 31, 2027, subject to the executive officer’s continued service through each vesting date.

(10) The stock options will vest as to 25% of the shares on August 19, 2025, with the remaining 75% of shares vesting in 36 equal monthly installments thereafter, such that the award is fully vested on August 31, 2028, subject to the executive officer’s continued service through each vesting date.

(11) The stock options vested as to 25% of the shares on September 13, 2022, with the remaining 75% of shares vesting in 36 equal monthly installments thereafter, such that the award is fully vested on August 30, 2025, subject to the executive officer’s continued service through each vesting date.

(12) The stock options vested as to 25% of the shares on May 17, 2024, with the remaining 75% vesting in 36 equal monthly installments thereafter, such that the award is fully vested on April 30, 2027, subject to the executive officer’s continued service through each vesting date.

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure, as it applies to smaller reporting companies, regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

In determining the “compensation actually paid” ("CAP") to our PEOs and NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table ("SCT") in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the 2022, 2023 and 2024 fiscal years. Note that for our NEOs other than the PEOs, compensation is reported as an average.

The following table sets forth information concerning the compensation of our PEOs and NEOs for each of the fiscal years ended December 31, 2024, 2023 and 2022, and our financial performance for each such fiscal year.

Fiscal Year	SCT Total for Thomas J. Schaefer PEO	SCT Total for Stanley E. Jacot PEO	SCT Total for Kevin Comcowich PEO	CAP to Thomas J. Schaefer PEO (1)	CAP to Stanley E. Jacot Jr. PEO (1)	CAP to Kevin Comcowich PEO (1)	Average SCT Total for Non- PEO NEOs	Average CAP to Non-PEO NEOs (1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (2)	Net Loss (in thousands)
2024	$499,477	$518,108	—	$567,345	$532,040	—	$262,501	$294,651	$(7)	$(7,038)
2023	—	$525,177	—	—	$487,532	—	$363,404	$342,561	$8	$(13,986)
2022	—	$749,467	$208,088	—	$565,206	$145,945	$430,709	$318,669	$30	$(15,612)

(1)
Compensation actually paid to our NEOs reflect the following adjustments for the fiscal years ended December 31, 2024, 2023 and 2022.
(2)
The amounts reported represent the measurement period value of an investment of $100 in our stock on December 30, 2022 (the last trading day before the 2022 fiscal year) and then valued again on each of December 29, 2023 (the last trading day of the 2023 fiscal year) and December 31, 2024 (the last trading day of the 2024 fiscal year), based on the closing price per share of the Company’s common stock as of such dates.

Adjustments to Determine Compensation "Actually Paid" to PEOs and NEOs

	2024			2023		2022
Adjustments	Thomas J. Schaefer PEO	Stanley E. Jacot Jr. PEO	Average Non-PEO NEOs (1)	Stanley E. Jacot Jr. PEO	Average Non-PEO NEOs (2)	Stanley E. Jacot Jr. PEO	Kevin Comcowich PEO	Average Non- PEO NEOs (3)
Deduct the amounts reported under the "Stock Awards" and "Option Awards" columns in the SCT.	$(43,888)	—	$(21,944)	$(10,021)	$(16,204)	$(249,506)	$(70,000)	$(97,809)
Add the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the covered year.	104,078	—	52,039	3,221	4,435	65,245	7,857	17,581
Add (Deduct) the change in fair value as of the end of the year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the covered year.	2,783	—	487	(30,864)	(9,600)	—	—	(33,816)
Add the fair value as of the vesting date for awards that are granted and vest in the same covered year.	—	—	—	—	—	—	—	—
Add the change in fair value from the end of the prior year to the vesting date for awards granted in prior years that vest in the covered year.	4,896	14,079	1,676	19	526	—	—	2,004
Deduct the fair value at the end of the prior fiscal year for awards granted in prior years that were forfeited during the covered year.	—	(147)	(108)	—	—	—	—	—
Add the value of any dividends, dividend equivalents, or other earnings paid on stock or option awards that are not otherwise reflected in the fair value of such award or included in any other component of total compensation	—	—	—	—	—	—	—	—
Total Adjustments	$67,868	$13,932	$32,150	$(37,645)	$(20,844)	$(184,261)	$(62,143)	$(112,040)

(1)
Non-PEO NEOs include Mark Kawakami, former Chief Financial Officer and Laura Pitlik, former Chief Marketing Officer.
(2)
Non-PEO NEOs include Pam Haley, Thomas J, Schaefer, former Chief Financial Officer and Laura Pitlik, former Chief Marketing Officer.
(3)
Non-PEO NEOs include Pam Haley, former Chief Financial Officer and Laura Pitlik, former Chief Marketing Officer.

Pay Versus Performance Narrative

The graphs below display the relationship between compensation actually paid to the PEOs and the average compensation actually paid to the non-PEO NEOs and the Company’s total shareholder return ("TSR") (based on a fixed investment of $100 on December 31, 2021) and net loss for the years presented.ap vs TSR FY21 - FY22

CAP vs. Net Loss FY21

CAP vs. TSR FY21 – FY22

CAP vs. Net Loss FY21 – FY22

EQUITY BENEFIT AND STOCK PLANS

Securities Authorized for Issuance under Equity Compensation Plans

The table below presents certain information concerning our equity compensation plans under which our securities are authorized for issuance. As of December 31, 2024, we maintained three equity compensation plans, all of which were approved by the Board and our stockholders prior to our initial public offering in May 2015. The terms of all three plans have expired and no new awards may be made under the plans. The following table provides the information shown as of December 31, 2024, for each of the three plans and for certain warrants granted to entities.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Shares remaining available for future issuance under equity compensation plans (excluding those reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	205,230	(2)	$20.51	133,074	(3)
Equity compensation plans not approved by security holders	56,895	(4)	$1.85	—
Total	262,125		$16.46	133,074

(1)
Includes the following plans: 2006 Stock Plan, 2015 Plan, and 2015 Employee Stock Purchase Plan (“ESPP”). Only option grants were made under the 2006 Stock Plan and 2015 Plan.
(2)
As of December 31, 2024, there were 205,230 outstanding options or other equity grants under the 2015 and 2006 Plans, and there had been purchases pursuant to the ESPP of 8,703 shares.
(3)
There are no shares of common stock available for issuance under our 2006 Stock Plan, but that plan will continue to govern the terms of option and stock purchase rights granted thereunder. Any shares of common stock that are subject to outstanding awards under our 2006 Stock Plan that are issuable upon the exercise of stock options or purchase of shares pursuant to stock purchase rights that expire or become unexercisable for any reason without having vested or been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2015 Plan. This number includes shares available for future issuance under our 2015 Plan and ESPP. The 2015 Plan provides that on the first day of each fiscal year beginning in 2016 and ending in 2025, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year or (ii) such other amount as the Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in 2016, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 546 shares, (ii) 1% of the outstanding shares of our common stock on the first day of such fiscal year, or (iii) such other amount as the Board of Directors may determine.
(4)
Consists of the following warrants to purchase shares of our common stock that were outstanding as of December 31, 2024: (i) 1,743 warrants issued on May 18, 2020 to a placement agent in an equity financing that expire on the fifth anniversary of the issue date and that have an exercise price of $245 per share, (ii) 805 warrants issued on July 8, 2020 to a placement agent in an equity financing that expire on the fifth anniversary of the issue date and that have an exercise price of $198.75 per share, (iii) 3,276 warrants issued on December 22, 2020 to a placement agent in an equity financing that expire on the fifth anniversary of the issue date and that have an exercise price of $152.75 per share, (iv) 9,848 warrants issued on January 28, 2021 to a placement agent in an equity financing that expire on the fifth and one-half anniversary of the issue date and that have an exercise price of $159.60 per share, (v) 5,906 preferred investment options issued on August 16, 2022 to a placement agent in an equity financing that expire on the fifth anniversary of the issue date and that have an exercise price of $52.94 per share, (vi) 1,000 warrants issued on October 18, 2022 to a consulting entity that vest monthly as to 1/12th of the underlying shares, expire on the fifth anniversary of the issue date and that have an exercise price of $16 per share, (vii) 1,000 warrants issued on December 21, 2022 to a consulting entity that vest monthly as to 1/12th of the underlying shares, expire on the fifth anniversary of the issue date and that have an exercise price of $11.20 per share, and (viii) 33,317 preferred investment options issued on March 6, 2023 to a placement agent in an equity financing that expire on the fifth anniversary of the issue date and that have an exercise price of $11.25 per share.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Our Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our Certificate of Incorporation from limiting the liability of our directors for the following:

•
any breach of their duty of loyalty to the Company or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

In addition to the indemnification required in our Restated Certificate and bylaws, we entered into an indemnification agreement with each member of the Board of Directors and each of our executive officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation, amended restated bylaws, may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, director nominees, officers, employees, or other agents or is or was serving at our request as a director, director nominee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers or affiliated entities, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors. In our indemnification agreements with these non-employee directors, we have agreed that our indemnification obligations will be primary to any such other indemnification arrangements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to director and executive officer compensation arrangements discussed above under “Executive Compensation,” since January 1, 2023, we have not been a party to any transactions in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two fiscal years,and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest, other than as described below.

We have entered into indemnification agreements with our non-employee directors. Each agreement provides, among other things, that we will indemnify the director to the fullest extent permissible under Delaware law against liabilities and certain expenses (including attorneys’ fees, judgments, fines and settlement amounts reasonably incurred by the officer in any action or proceeding), that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

On March 6, 2023, we sold to certain institutional and accredited investors (i) 165,500 shares of our common stock at a purchase price per share of $9.00, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 500,834 shares of our common stock; (iii) Series A preferred investment options (the “Series A Investment Options”) to purchase up to a total of 666,334 shares of our common stock and (iv) Series B preferred investment options (the “Series B Investment Options”, and together with the Series A Investment Options, the “Investment Options”) to purchase up to a total of 666,334 shares of our common stock. The purchase price for the Pre-Funded Warrants was $8.9999 per share of common stock underlying each such warrant (equal to the purchase price per share of common stock, minus the exercise price of $0.0001). Each Pre-Funded Warrant is exercisable for one share of common stock at an exercise price of $0.0001 per share. The Investment Options are exercisable at a price of $9.00 per share. Pursuant to this transaction, (i) Armistice Capital Master Fund Ltd. purchased 82,500 shares of common stock, 250,834 Pre-Funded Warrants, 333,334 Series A Investment Options and 333,334 Series B Investment Options, (ii) Sabby Volatility Warrant Master Fund, Ltd. purchased 250,000 Pre-Funded Warrants, 250,000 Series A Investment Options and 250,000 Series B Investment Options, and (iii) Altium Growth Fund Ltd. purchased 83,000 shares of common stock, 83,000 Series A Investment Options and 83,000 Series B Investment Options.

Policies and Procedures for Related Party Transactions

Our audit committee charter states that our audit committee is responsible for reviewing and approving in advance any related party transaction, which is a transaction between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two fiscal years in any calendar year. Our audit committee has adopted policies and procedures for review of, and standards for approval of, such a related party transaction. For purposes of these policies and procedures, a related person is defined as an executive officer, director, or nominee for director, including his or her immediate family members, or a beneficial owner of greater than 5% our common stock, in each case since the beginning of the most recently completed year.

It is our intention to ensure that all future transactions between us and our officers, directors, and principal stockholders and their affiliates are approved by the audit committee of our Board of Directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Interested parties who wish to communicate with our Board of Directors or any specified individual director, including our non-employee directors, may send their communications in writing to the Corporate Secretary at Arcadia Biosciences, Inc., 5956 Sherry Lane, Suite 2000, Dallas, TX 75225, Attn: Corporate Secretary. The Corporate Secretary shall review all incoming communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chair of the Board. The Corporate Secretary may decide in the exercise of her judgment whether a response to any communication is necessary and shall provide a report to the nominating and governance committee on a quarterly basis of any communications received for which the Corporate Secretary has either responded or determined no response is necessary. This procedure for communications with the non-management directors is administered by the Company’s nominating and governance committee. This procedure does not apply to (a) communications to non-employee directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Arcadia filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024, with our management. In addition, the audit committee has discussed with Deloitte & Touche LLP, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Gregory D. Waller (Chair)
Lilian Shackelford Murray
Amy Yoder

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board of Directors consists of seven members. In accordance with our Restated Certificate, the Board of Directors is divided into three classes with staggered three-year terms. At the Annual Meeting, three directors will be re-elected for a three-year term.

Nominee

Our nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, Albert D. Bolles, Kevin Comcowich and Thomas J. Schaefer as nominees for re-election to the Board of Directors at the Annual Meeting. If re-elected, Mr. Bolles, Mr. Comcowich and Mr. Schaefer will serve as a Class I directors until our annual meeting in 2028, and until a successor is qualified and elected or until their earlier resignation, death or removal.

Please see “Directors, Executive Officers and Corporate Governance” in this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Albert D. Bolles, Kevin Comcowich and Thomas J. Schaefer. If the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present at the Annual Meeting or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of Albert D. Bolles, Kevin Comcowich and Thomas J. Schaefer as Class I directors.

PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our stockholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

Please read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation program.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

We believe that our compensation policies and procedures are intended to be aligned with the long-term interests of our stockholders. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, the Board and Compensation Committee value the opinions of our stockholders, we will consider our stockholders’ concerns, and the Compensation Committee will consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

Approval on a non-binding, advisory basis of the compensation of our named executive officers requires an affirmative vote of a majority of the votes cast affirmatively or negatively. If you ABSTAIN from voting on proposal two, the abstention will have no effect on the outcome of the non-binding, advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

The Board of Directors unanimously recommends that stockholders vote "FOR" the approval, on a nonbinding basis, of the compensation of our named executive officers.

PROPOSAL THREE:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our audit committee of the Board of Directors has appointed Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2025, and the Board recommends that stockholders vote for ratification of such appointment.

Notwithstanding its selection or voting results, the audit committee in its discretion may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of Arcadia and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Deloitte & Touche LLP served as Arcadia’s independent registered public accounting firm for the year ended December 31, 2024. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to Deloitte & Touche LLP for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Audit Fees (1)	$573,555	$565,171
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	$1,895	$1,895
Total	$575,450	$567,066

(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Audit Fees in 2023 consisted of professional services rendered in connection with our 2023 financing transaction and the related Registration Statement on Form S-3, as well as the Registration Statement Form S-8.
(2)
All Other Fees consist of licensing fees for Deloitte & Touche LLP’s accounting research software.

Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2024 and 2023, all fees identified above under the captions “Audit Fees,” and “All Other Fees” that were billed by Deloitte & Touche LLP were approved by the audit committee in accordance with SEC requirements.

In the year ended December 31, 2024, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires an affirmative vote of a majority of the votes cast affirmatively or negatively. If you ABSTAIN from voting on proposal three, the abstention will have no effect on the outcome of the vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2025.

ANNUAL REPORTS

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (which is not a part of our proxy soliciting materials) (the "Annual Report") is enclosed with these materials. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Arcadia stockholder being solicited by this Proxy Statement, and who did not receive a copy of the Annual Report, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 5956 Sherry Lane, Suite 2000, Dallas, TX 75225, Attn: Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Dallas, Texas
November 19, 2025

Logo ARCADIA BIOSCIENCES, INC. 5956 SHERRY LANE SUITE 2000 DALLAS, TX 75225 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RKDA2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V81145-P40729 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARCADIA BIOSCIENCES, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except 1. To elect three Class I directors to hold office until the 2028 Annual Meeting of Stockholders or until their respective successors have been elected and qualified: Nominees: 01) Albert D. Bolles 02) Kevin Comcowich 03) Thomas J. Schaefer The Board of Directors recommends you vote FOR the following proposals: 2. To approve, on a nonbinding advisory basis, the compensation of our named executive officers. 3. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025. NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Our Board of Directors recommends you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the approval, on a nonbinding advisory basis, of the compensation of our named executive officers as described in Proposal No. 2 of the Proxy Statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3 of the Proxy Statement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on December 19, 2025: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V81146-P40729 ARCADIA BIOSCIENCES, INC. Annual Meeting of Stockholders December 19, 2025, at 1:00 p.m. Central Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Thomas J. Schaefer and Kevin Comcowich, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of Arcadia Biosciences, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on December 19, 2025, at 1:00 p.m. Central Time, held virtually at www.virtualshareholdermeeting.com/RKDA2025, and any adjournment or postponement thereof on all matters set forth on the reverse side and, in their discretion, upon such other matters as may properly come before the Annual Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement, dated November 19, 2025, and a copy of Arcadia Biosciences, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on March 25, 2025. The undersigned hereby expressly revoke(s) any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Arcadia Biosciences, Inc., give(s) notice of such revocation. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the approval, on a nonbinding advisory basis, of the compensation of our named executive officers as described in Proposal No. 2 of the Proxy Statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3 of the Proxy Statement. This proxy may be revoked at any time prior to the time it is voted. Continued and to be signed on reverse side